Amended and Restated

BY-LAWS

of

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Adopted by the

Board of Directors

On

October 10, 1995

And

Amended on

May 2, 1997
December 18, 1997
February 18, 1999
February 20, 2003
April 17, 2003
May 20, 2004
May 19, 2005
May 17, 2007
September 18, 2008
May 28, 2009
October 21, 2010
September 20, 2012
June 8, 2014
December 17, 2015

TABLE OF CONTENTS

1.	STOCKHOLDERS.		1
	1.1	Place of Stockholders’ Meetings.	1
	1.2	Day and Time of Annual Meetings of Stockholders.	1
	1.3	Purposes of Annual Meetings.	1
	1.4	Special Meetings of Stockholders.	3
	1.5	Notice of Meetings of Stockholders.	3
	1.6	Quorum of Stockholders.	4
	1.7	Chairman and Secretary of Meeting.	4
	1.8	Voting by Stockholders.	4
	1.9	Proxies.	5
	1.10	Inspectors.	5
	1.11	List of Stockholders.	5
	1.12	Confidential Voting.	6
	1.13	Action by Written Consent.	6
2.	DIRECTORS.		6
	2.1	Powers of Directors.	6
	2.2	Powers and Duties of the Chairman.	6
	2.3	Number, Terms of Office of Directors, Method of Election.	6
	2.4	Vacancies on Board.	10
	2.5	Meetings of the Board.	10
	2.6	Quorum and Action.	10
	2.7	Presiding Officer and Secretary of Meeting.	11
	2.8	Action by Consent without Meeting.	11
	2.9	Standing Committees.	11
	2.10	Other Committees.	12
	2.11	Compensation of Directors.	12
3.	OFFICERS.		12
	3.1	Officers, Titles, Elections, Terms.	12
	3.2	General Powers of Officers.	13
	3.3	Powers and Duties of the Chief Executive Officer.	13
	3.4	Powers and Duties of the President.	13
	3.5	Powers and Duties of Vice Presidents.	14
	3.6	Powers and Duties of the Chief Financial Officer.	14
	3.7	Powers and Duties of the Controller and Assistant Controllers.	14
	3.8	Powers and Duties of the Treasurer and Assistant Treasurers.	14
	3.9	Powers and Duties of the Secretary and Assistant Secretaries.	15
4.	INDEMNIFICATION.		15
	4.1	Rights to Indemnification and Effect of Amendment.	15
	4.2	Insurance, Contracts and Funding.	16
	4.3	Indemnification; Not Exclusive Right.	16
	4.4	Advancement of Expenses.	16
	4.5	Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies.	17
	4.6	Indemnification of Employees and Agents.	20
	4.7	Severability.	20

i

5.	CAPITAL STOCK.		20
	5.1	Stock Certificates.	20
	5.2	Record Ownership.	21
	5.3	Transfer of Record Ownership.	21
	5.4	Lost, Stolen or Destroyed Certificates.	21
	5.5	Transfer Agent; Registrar; Rules Respecting Certificates.	21
	5.6	Fixing Record Date for Determination of Stockholders of Record.	22
6.	SECURITIES HELD BY THE CORPORATION.		22
	6.1	Voting.	22
	6.2	General Authorization to Transfer Securities Held by the Corporation.	22
7.	DEPOSITARIES AND SIGNATORIES.		23
	7.1	Depositaries.	23
	7.2	Signatories.	23
8.	SEAL.		23
9.	FISCAL YEAR.		23
10.	TIMING OF, WAIVER OF AND DISPENSING WITH NOTICE.		24
11.	AMENDMENT OF BY-LAWS.		24
12.	OFFICES AND AGENT.		24
13.	FORUM FOR ADJUDICATION OF DISPUTES.		25
	13.1	Forum.	25
	13.2	Personal Jurisdiction.	25
	13.3	Enforceability.	25

ii

BY-LAWS

of

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(a Delaware Corporation, the “Corporation”)

1.    STOCKHOLDERS.

1.1	Place of Stockholders’ Meetings.
All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the state of Delaware, as may be fixed by the Corporation's Board of Directors (the “Board”, and each member thereof a “Director”) from time to time or as shall be specified in the respective notices thereof.

1.2	Day and Time of Annual Meetings of Stockholders.
An annual meeting of stockholders shall be held at such place (within or outside the state of Delaware), date and hour as shall be determined by the Board and designated in the notice thereof.

1.3    Purposes of Annual Meetings.
(a)     At each annual meeting, the stockholders shall elect the members of the Board for the succeeding year. At any such annual meeting any business properly brought before the meeting may be transacted.

(b)     To be properly brought before an annual meeting, business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 2.3 of these By-laws) must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who is a stockholder of record at the time of giving of the notice provided for in this Section 1.3(b) and at the time of the annual meeting, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.3(b).

For any such business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the preceding sentence, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary, not later than the close of business 90 days in advance of the anniversary date of the immediately preceding annual meeting (or, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the later of (i) the close of business 90 days prior to the date of such annual meeting or (ii) if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, ten days after the first public announcement of the date of such annual meeting). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

(1)
a brief description of the business to be brought before the meeting, the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment;

(2)
as to the stockholder of record giving notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such stockholder and beneficial owner, (B) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder and by such beneficial owner, respectively, or their respective affiliates (naming such affiliates), as of the date of such notice, (C) a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such stockholder or beneficial owner or their respective affiliates is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock of the Corporation or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such stockholder or beneficial owner or any of their affiliates with respect to securities of the Corporation or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any class or series of securities of the Corporation (any agreement, arrangement or understanding of a type described in this clause (C), a “Covered Arrangement”) and (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

(3)
a description of any direct or indirect material interest by security holdings or otherwise of the stockholder of record and of the beneficial owner, if any, on whose behalf the proposal is made, or their respective affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise), and all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by the stockholder;

(4)	if the stockholder of record or the beneficial owner, if any, intends (whether by itself or as part of a group) to solicit proxies in support of such proposal, a representation to that effect; and

(5)
an undertaking by the stockholder of record and each beneficial owner, if any, to (i) notify the Corporation in writing of the information set forth in clauses (2)(B), (2)(C) and (3) above as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two business days of any change in such information and, in any event, as of close of business on the day preceding the meeting date.

(c)     Notwithstanding anything in these By-laws to the contrary: (i) no business (other than the nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 2.3 of these By-laws) shall be conducted at any annual meeting except in accordance with the procedures set forth in Section 1.3(b) above; and (ii) unless otherwise required by law, if a stockholder intending to bring business before an annual meeting in accordance with Section 1.3(b) above does not (A) timely provide the notifications contemplated by clause (5) of Section 1.3(b) above, or (B) timely appear in person or by proxy at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation or any other person or entity.

Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the presiding officer of any annual meeting of stockholders shall have the power and duty to determine whether any business proposed to be brought before an annual meeting was proposed in accordance with the foregoing procedures (including whether the stockholder solicited or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (4) of Section 1.3(b)) and if any business is not proposed in compliance with Section 1.3(b), to declare that such defective proposal shall be disregarded. The requirements of Section 1.3(b) and this Section 1.3(c) shall apply to any business to be brought before an annual meeting by a stockholder other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 2.3 of these By-laws and other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of these By-laws, “public announcement” shall mean disclosure in a press release of the Corporation reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Corporation with or to the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act.

1.4    Special Meetings of Stockholders.
Except as otherwise expressly required by applicable law, special meetings of the stockholders or of any class or series entitled to vote may be called for any purpose or purposes by the Chairman or by a majority vote of the entire Board, to be held at such place (within or outside the state of Delaware), date and hour as shall be determined by the Board and designated in the notice thereof. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

1.5    Notice of Meetings of Stockholders.
Except as otherwise expressly required or permitted by applicable law, not less than ten days nor more than sixty days before the date of every stockholders’ meeting, the Secretary shall cause to be delivered to each stockholder of record entitled to vote at such meeting written notice stating the place, day and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided in Section 1.6(d) or as otherwise expressly required by applicable law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. Any notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at the address for notices to such stockholder as it appears on the records of the Corporation.

1.6    Quorum of Stockholders.
(a)    Unless otherwise expressly required by applicable law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of votes thereat shall constitute a quorum for the entire meeting, notwithstanding the withdrawal of stockholders entitled to cast a sufficient number of votes in person or by proxy to reduce the number of votes represented at the meeting below a quorum. Shares of the Corporation's stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor entitled to vote at any meeting of the stockholders.

(b)    At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in Section 1.6(d) below and except where expressly required by applicable law.

(c)    At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.

(d)    If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner specified in Section 1.5 to each stockholder of record entitled to vote at the meeting.

1.7    Chairman and Secretary of Meeting.
The Chairman or, in his or her absence, an officer of the Corporation designated by the Chairman, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, an Assistant Secretary shall so act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

1.8    Voting by Stockholders.
(a)     Except as otherwise expressly required by applicable law, at every meeting of the stockholders, each stockholder shall be entitled to the number of votes specified in the Certificate of Incorporation or any certificate of designations providing for the creation of any series of Preferred Stock, in person or by proxy, for each share of stock standing in his or her name on the Stock Ledger (as defined in Section 5.2) on the date fixed pursuant to the provisions of Section 5.6 as the record date for the determination of the stockholders who shall be entitled to receive notice of and to vote at such meeting.

(b)    When a quorum is present at any meeting of the stockholders, all questions shall be decided by the vote of a majority in voting power of the stockholders present in person or by proxy and entitled to vote at such meeting, unless a question is one upon which by express provision of law, the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(c)    Except as required by applicable law, the vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the presiding officer of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her attorney-in- fact, if authorized by proxy, and shall state the number of shares voted.

1.9    Proxies.
Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his or her attorney-in-fact or proxy.

1.10    Inspectors.
(a)    The election of Directors and any other vote by ballot at any meeting of the stockholders shall be supervised by one or more inspectors. Such inspectors may be appointed by the Chairman before the meeting. If the Chairman shall not have so appointed such inspectors or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)    The inspectors shall (i) ascertain the number of shares of the Corporation outstanding and the voting power of each, (ii) determine the shares represented at any meeting of stockholders and the validity of the proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all proxies and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)    If there are three or more inspectors, the act of a majority shall govern. On request of the officer presiding at such meeting, the inspectors shall make a report of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts therein stated and of the vote as certified by them, and such report or certificate shall be filed with the minutes of such meeting.

1.11    List of Stockholders.
(a)    At least ten days before every meeting of stockholders, the Secretary shall cause to be prepared and made a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

(b)    For a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting (i) during ordinary business hours, at the Corporation’s principal office; or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.

(c)    The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

(d)    The Stock Ledger shall be the only evidence as to who are the stockholders entitled to examine the Stock Ledger, the list required by this Section 1.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

1.12    Confidential Voting.
(a)    Proxies and ballots that identify the votes of specific stockholders shall be kept in confidence by the tabulators and the inspectors of election unless (i) there is an opposing solicitation with respect to the election or removal of Directors, (ii) disclosure is required by applicable law, (iii) a stockholder expressly requests or otherwise authorizes disclosure, or (iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.

(b)    The tabulators and inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this By-law and instructed to comply herewith.

(c)    The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 1.12.

1.13    Action by Written Consent.
Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special stockholders’ meeting and may not be effected by consent in writing by such stockholders.

2.    DIRECTORS.
2.1    Powers of Directors.
The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all the powers of the Corporation except such as are by applicable law, the Certificate of Incorporation or these By-laws required to be exercised or performed by the stockholders.

2.2    Powers and Duties of the Chairman.
The Board of Directors shall elect from among its members a Chairman of the Board. The Chairman shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman from time to time by the Board of Directors. The Chairman or, in his or her absence, a member of the Board chosen by those Directors then present, shall preside at meetings of the Board.

2.3    Number, Terms of Office of Directors, Method of Election.
(a)    The number of Directors which shall constitute the whole Board shall be such as from time to time shall be determined by resolution adopted by a majority of the entire Board, but the number shall not be less than three nor more than twenty-five, provided that the tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board.

Each Director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court. Directors need not be stockholders of the Corporation or citizens of the United States of America.

(b)     Nominations of persons for election as Directors may be made by (i) the Board or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.3 and at the time of the stockholders meeting, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Section 2.3 (clause (ii) being the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at a meeting of stockholders).

(c)     Any stockholder entitled to vote for the election of Directors may nominate a person or persons for election as Directors only if written notice of such stockholder’s intent to make such nomination is given in accordance with the procedures set forth in this Section 2.3, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than (i) with respect to an election to be held at an annual meeting of stockholders, the close of business 90 days in advance of the anniversary date of the immediately preceding annual meeting (or, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the later of (A) the close of business 90 days prior to the date of such annual meeting or (B) if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, ten days after the first public announcement of the date of such annual meeting) and (ii) with respect to a special meeting of stockholders at which the Board of Directors gives notice that Directors are to be elected, the close of business on the seventh day after the first public announcement of the date of such special meeting. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In the case of a special meeting of stockholders at which the Board of Directors gives notice that Directors are to be elected, stockholders may nominate a person or persons (as the case may be) for election only as provided in this paragraph and only for such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such meeting.

Each such notice of a stockholder’s intent to make a nomination shall set forth:

(1)
as to the stockholder of record giving notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such stockholder and beneficial owner, (B) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, respectively, or their respective affiliates (naming such affiliates), as of the date of such notice, (C) a description of any Covered Arrangement to which such stockholder or beneficial owner, or their respective affiliates, directly or indirectly, is a party as of the date of such notice, and (D) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(2)
a description of all arrangements or understandings between the stockholder or beneficial owner, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(3)	if the stockholder of record or the beneficial owner, if any, intends (whether by itself or as part of a group) to solicit proxies in support of such nomination, a representation to that effect;

(4)
as to each person whom the stockholder of record proposes to nominate for election or reelection as a Director, (A) all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (B) a description of any Covered Arrangement to which such nominee or any of his or her affiliates is a party as of the date of such notice, (C) the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a Director if so elected and (D) whether, if elected, the nominee intends to tender any advance resignation notice(s) requested by the Board in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Board; and

(5)
an undertaking by the stockholder of record and each beneficial owner, if any, to (i) notify the Corporation in writing of the information set forth in clauses (1)(B), (1)(C), (2) and (4) above as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two business days of any change in such information and, in any event, as of close of business on the day preceding the meeting date.

(d)     No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the presiding officer of any meeting of stockholders to elect Directors or the Board may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder’s nominee(s) without such stockholder having made the representation required by clause (3) of Section 2.3(c); and if the presiding officer or the Board should so determine, it shall be so declared to the meeting, and the defective nomination shall be disregarded. Notwithstanding anything in these By-laws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination at an annual or special meeting in accordance with this Section 2.3 does not (A) timely provide the notifications contemplated by clause (5) of Section 2.3(c), or (B) timely appear in person or by proxy at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation or any other person or entity.

(e)     Notwithstanding the foregoing provisions of this Section 2.3, any stockholder intending to make a nomination at an annual or special meeting in accordance with this Section 2.3, and each related beneficial owner, if any, shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-laws; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with clause (ii) of Section 2.3(b).

(f)     Nothing in this Section 2.3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Company to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(g)     Submission of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director of the Corporation, a person must deliver (not later than the deadline prescribed for delivery of notice under Section 2.3 of these By-laws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with, applicable law and corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are applicable to Directors generally. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(h)     At each meeting of the stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director, excluding abstentions, provided that if the number of Director nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.3, a majority of the votes cast shall mean that the number of shares voted “for” a Director must exceed the number of votes “against” that Director.

2.4    Vacancies on Board.
(a)    Any Director may resign from office at any time by delivering a written resignation to the Chairman or the Secretary. The resignation will take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(b)    Any vacancy and any newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office until the next annual election of Directors by the stockholders and until a successor is duly elected and qualified or until his or her earlier death, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court. If there are no Directors in office, then an election of Directors may be held in the manner provided by applicable law.

2.5    Meetings of the Board.
(a)    The Board may hold its meetings, both regular and special, either within or outside the state of Delaware, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.

(b)    Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.

(c)    The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the stockholders and shall be for the election of officers and the transaction of such other business as may come before it.

(d)    Special meetings of the Board shall be held whenever called by direction of the Chairman or at the request of a majority of the Directors then in office.

(e)    Members of the Board or any Committee of the Board may participate in a meeting of the Board or Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

(f)    The Secretary or any Assistant Secretary shall give notice to each Director of any meeting of the Board by mailing the same at least two days before the meeting or by telegram, electronic mail or facsimile transmission or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

2.6    Quorum and Action.
Except as otherwise expressly required by applicable law, the Certificate of Incorporation or these By-laws, at any meeting of the Board, the presence of at least one-third of the entire Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, the vote of a majority of the Directors present (and not abstaining) at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.

2.7    Presiding Officer and Secretary of Meeting.
The Chairman or, in the absence of the Chairman, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the presiding officer may appoint a secretary of the meeting.

2.8    Action by Consent without Meeting.
Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

2.9    Standing Committees.
By resolution adopted by a majority of the entire Board, the Board shall elect, from among its members, individuals to serve on the Standing Committees established by this Section 2.9. Each Standing Committee shall be comprised of such number of Directors, not less than three, as shall be elected to such Committee, provided that no officer or employee of the Corporation shall be eligible to serve on the Audit, Compensation and Management Development or Nominating and Corporate Governance Committees. Each Committee shall keep a record of all its proceedings and report the same to the Board. One-third of the members of a Committee, but not less than two, shall constitute a quorum, and the act of a majority of the members of a Committee present at any meeting at which a quorum is present shall be the act of the Committee. Each Standing Committee shall meet at the call of its chairman or any two of its members. The chairmen of the various Committees shall preside, when present, at all meetings of such Committees, and shall have such powers and perform such duties as the Board may from time to time prescribe. The Standing Committees of the Board, and functions of each, are as follows:

(a)    Compensation and Management Development Committee. The Compensation and Management Development Committee shall exercise the power of oversight of the compensation and benefits of the employees of the Corporation, and shall be charged with evaluating management performance, and establishing executive compensation. This Committee shall have access to its own independent outside compensation counsel. This By-law shall not be amended or repealed except by a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at any meeting at which a quorum is present.

(b)    Audit Committee. The Audit Committee shall monitor the integrity of the financial statements of the Corporation, shall select the independent registered public accounting firm, shall assess the independent registered public accounting firm’s qualifications and independence and shall review the performance of the Corporation’s independent registered public accounting firm and internal audit function. The Audit Committee shall also oversee the Corporation’s compliance with legal and regulatory requirements and the Corporation’s Code of Ethics and Business Conduct and shall review and approve management policies and programs relating to compliance with such requirements.

(c)    Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall make recommendations as to the organization, size and composition of the Board and the Committees thereof, identify individuals qualified to become members of the Board, propose nominees for election to the Board and the Committees thereof, and consider the qualifications, compensation and retirement of Directors. The Nominating and Corporate Governance Committee also shall develop and recommend to the Board a set of corporate governance principles and review policies and programs that relate to the Corporation’s social responsibility, sustainability and environmental stewardship.

(d)    Finance, Investment and Risk Management Committee. The Finance, Investment and Risk Management Committee shall oversee the investment activities, financial management, and risk management of the Corporation and its subsidiaries. Additionally, the Committee shall provide a forum for discussion among management and the Board on key financial, investment, and risk management matters of the enterprise.

2.10    Other Committees.
By resolution passed by a majority of the entire Board, the Board may also appoint from among its members such other Committees, Standing or otherwise, as it may from time to time deem desirable and may delegate to such Committees such powers of the Board as it may consider appropriate, consistent with applicable law, the Certificate of Incorporation and these By-laws.

2.11    Compensation of Directors.
Unless otherwise restricted by the Certificate of Incorporation or these By-laws, Directors shall receive for their services on the Board or any Committee thereof such compensation and benefits, including the granting of options, together with expenses, if any, as the Board may from time to time determine. The Directors may be paid a fixed sum for attendance at each meeting of the Board or Committee thereof and/or a stated annual sum as a Director, together with expenses, if any, of attendance at each meeting of the Board or Committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.    OFFICERS.
3.1    Officers, Titles, Elections, Terms.
(a)    The Board may from time to time elect a Chief Executive Officer, a President, one or more Vice Presidents (which shall be deemed Vice Presidents under these By-laws regardless of any terms preceding or following the term “Vice President”), a Chief Financial Officer, a Controller, a Treasurer, a Secretary, a General Counsel, one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and one or more Associate or Assistant General Counsels, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified or until their earlier death, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court.

(b)    The Board may elect or appoint at any time such other officers or agents with such duties as it may deem necessary or desirable. Such other officers or agents shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment and, in the case of such other officers, until their successors are elected and qualified or until their earlier death, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court. Each such officer or agent shall have such authority and shall perform such duties as may be provided herein or as the Board may prescribe. The Board may from time to time authorize any officer or agent to appoint and remove any other such officer or agent and to prescribe such person’s authority and duties.

(c)    No person may be elected or appointed an officer who is not a citizen of the United States of America if such election or appointment is prohibited by applicable law or regulation.

(d)    Any vacancy in any office may be filled for the unexpired portion of the term by the Board. Each officer elected or appointed during the year shall hold office until the next meeting of the Board at which officers are regularly elected or appointed and until his or her successor is elected or appointed and qualified or until his or her earlier death, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court.

(e)    Any officer or agent elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the entire Board.

(f)    Any officer may resign from office at any time. Such resignation shall be made in writing and given to the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

3.2    General Powers of Officers.
Except as may be otherwise provided by applicable law or in Article 6 or Article 7 of these By-laws, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the General Counsel, the Controller, the Treasurer and the Secretary, or any of them, may (i) execute and deliver in the name of the Corporation, in the name of any Division of the Corporation or in both names any agreement, contract, instrument, power of attorney or other document pertaining to the business or affairs of the Corporation or any Division of the Corporation, including without limitation agreements or contracts with any government or governmental department, agency or instrumentality, and (ii) delegate to any employee or agent the power to execute and deliver any such agreement, contract, instrument, power of attorney or other document.

3.3    Powers and Duties of the Chief Executive Officer.
The Chief Executive Officer shall report directly to the Board. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the Chief Executive Officer shall manage and direct the business and affairs of the Corporation and shall communicate to the Board and any Committee thereof reports, proposals and recommendations for their respective consideration or action. He or she may do and perform all acts on behalf of the Corporation.

3.4    Powers and Duties of the President.
The President shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe or as may be prescribed in these By-laws.

3.5    Powers and Duties of Vice Presidents.
Vice Presidents shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe or as may be prescribed in these By-laws.

3.6    Powers and Duties of the Chief Financial Officer.
The Chief Financial Officer shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe or as may be prescribed in these By-laws. The Chief Financial Officer shall cause to be prepared and maintained (i) at the office of the Corporation, a Stock Ledger containing the names and addresses of all stockholders and the number of shares held by each and (ii) the list of stockholders for each meeting of the stockholders as required by Section 1.11 of these By-laws. The Chief Financial Officer shall be responsible for the custody of all stock books and of all unissued stock certificates.

3.7    Powers and Duties of the Controller and Assistant Controllers.
(a)    The Controller shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, capital and transactions of the Corporation. The Controller shall prepare and render such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chief Executive Officer may require, and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Controller.

(b)    Each Assistant Controller shall perform such duties as from time to time may be assigned by the Controller or by the Board. In the event of the absence, incapacity or inability to act of the Controller, then any Assistant Controller may perform any of the duties and may exercise any of the powers of the Controller.

3.8    Powers and Duties of the Treasurer and Assistant Treasurers.
(a)    The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board, and shall cause such funds (i) to be invested or reinvested from time to time for the benefit of the Corporation as may be designated by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer or (ii) to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

(b)    The Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

(c)    The Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer (i) may sign all receipts and vouchers for payments made to the Corporation, (ii) shall render a statement of the cash account of the Corporation to the Board as often as it shall require the same and (iii) shall enter regularly in books to be kept for that purpose full and accurate account of all moneys received and paid on account of the Corporation and of all securities received and delivered by the Corporation.

(d)    The Treasurer shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Treasurer. Each Assistant Treasurer shall perform such duties as may from time to time be assigned by the Treasurer or by the Board. In the event of the absence, incapacity or inability to act of the Treasurer, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

3.9    Powers and Duties of the Secretary and Assistant Secretaries.
(a)    The Secretary shall keep the minutes of all proceedings of the stockholders, the Board and the Committees of the Board. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these By-laws and as required by applicable law. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall affix or cause to be affixed the seal of the Corporation to such contracts, instruments and other documents requiring the seal of the Corporation, and when so affixed may attest the same and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Secretary.

(b)    Each Assistant Secretary shall perform such duties as may from time to time be assigned by the Secretary or by the Board. In the event of the absence, incapacity or inability to act of the Secretary, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

4.    INDEMNIFICATION.
4.1    Rights to Indemnification and Effect of Amendment.
(a)    Rights to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of any Covered Entity (as defined in Section 4.5(d)), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present Director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article 4 is hereinafter called an “Indemnitee.” Until such final determination is made, such former or present Director or officer shall be a “Potential Indemnitee” for purposes of this Article 4. Notwithstanding the foregoing provisions of this Section 4.1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 4.5(d); provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 4.5(d)) has occurred.

(b)    Effect of Amendments. The rights to indemnification and advancement of expenses conferred in this Article 4 shall be contract rights and shall vest at the time a Director or officer shall take office. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any person who is or was a Director or officer under this Article 4 with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, without the written consent of such person.

4.2    Insurance, Contracts and Funding.
The Corporation may purchase and maintain insurance to protect itself and any Director, officer, employee or agent of the Corporation against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.1(a) or Section 4.6 of this Article 4 or incurred by any Director, officer, employee or agent of the Corporation in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

4.3    Indemnification; Not Exclusive Right.
The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any Indemnitee or Potential Indemnitee may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any Indemnitee or Potential Indemnitee under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

4.4    Advancement of Expenses.
Each Potential Indemnitee shall be entitled to receive from time to time advance payment of any expenses as and when actually and reasonably incurred by such Potential Indemnitee in connection with such Proceeding prior to a determination of such Potential Indemnitee’s entitlement to indemnification in accordance with Section 4.5(a). Each Potential Indemnitee may from time to time submit one or more statements to the Corporation requesting such advance payment, whether prior to or after final disposition of such Proceeding, reasonably evidencing the expenses incurred by such Potential Indemnitee and accompanied by an undertaking by or on behalf of such Potential Indemnitee to repay the amounts advanced if ultimately it should be determined that such Potential Indemnitee is not entitled to be indemnified against such expenses in accordance with this Article 4. Notwithstanding the foregoing provisions of this Section 4.4, the Corporation shall not advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee unless the commencement of such Proceeding by such Potential Indemnitee has been approved by a majority vote of the Disinterested Directors; provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Potential Indemnitee after a Change in Control has occurred.

4.5    Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies.
In furtherance, but not in limitation, of the foregoing provisions of this Article 4, the following procedures, presumptions and remedies shall apply with respect to the right to indemnification under this Article 4:

(a)    Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article 4, a Potential Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Potential Indemnitee and reasonably necessary to determine whether and to what extent the Potential Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Potential Indemnitee’s entitlement to indemnification shall be made not later than 60 days after the later of (A) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (B) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(ii)    The Potential Indemnitee’s entitlement to indemnification under this Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors whether or not they constitute a quorum of the Board; (B) by a committee of the Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (C) by a written opinion of Independent Counsel (as defined in Section 4.5(d)) if (x) a Change in Control shall have occurred and the Potential Indemnitee so requests (y) a majority of such Disinterested Directors so directs or (z) there are no Disinterested Directors; (D) by the stockholders of the Corporation; or (E) as provided in Section 4.5(b) of this Article 4.

(iii)     In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.5(a)(ii), a majority of the Disinterested Directors (or, if there are no Disinterested Directors, the General Counsel of the Corporation or, if the General Counsel is or was a party to the Proceeding in respect of which indemnification is sought, the highest ranking officer of the Corporation who is not and was not a party to such Proceeding) shall select the Independent Counsel, but only an Independent Counsel to which the Potential Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Potential Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

(b)    Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Potential Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.5(a)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.5(a) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after the later of (x) receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (y) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought, the Potential Indemnitee shall be deemed to be, and shall be, entitled to indemnification. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Potential Indemnitee to indemnification or create a presumption that the Potential Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Potential Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c)    Remedies. (i) In the event that a determination is made pursuant to Section 4.5(a) that the Potential Indemnitee is not entitled to indemnification under this Article 4, (A) the Potential Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Potential Indemnitee’s sole option, in (x) an appropriate court of the state of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Potential Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or omissions occurring prior to such Change in Control).

(ii)    If a determination shall have been made or deemed to have been made, pursuant to Section 4.5(a) or (b), that the Potential Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.5(a) or (b), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this subsection (each, a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii)     The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.5(c) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

(iv)    In the event that the Indemnitee or Potential Indemnitee, pursuant to this Section 4.5(c), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, such person shall be entitled to recover from the

Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by such person in connection with such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(d)    Definitions. For purposes of this Article 4:

(i)    “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(ii)    “Covered Entity” means, with respect to any person, any corporation (other than the Corporation), partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in respect of which such person is serving at the request of the Corporation as a director, officer, employee, fiduciary or agent.

(iii)    “Disinterested Director” means a Director who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee or Potential Indemnitee.

(iv)    “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee or Potential Indemnitees in an action to determine the Indemnitee’s or Potential Indemnitee’s rights under this Article 4.

4.6    Indemnification of Employees and Agents.
Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation or was or is serving, at the request of the Corporation, as a director, officer, employee, or agent of a Covered Entity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect. If made or advanced, such indemnification shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s).

4.7    Severability.
If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

5.    CAPITAL STOCK.
5.1    Stock Certificates.
(a)    The shares of the Corporation shall be represented by certificates, which certificates shall be in such form as the Board shall prescribe and as provided in Section 5.1(d), provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Every holder of stock in the Corporation, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class and series of stock to which such shares belong. Each such certificate shall be signed by, or in the name of, the Corporation by the Chief Executive Officer or the President or any Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Within a reasonable time after the issue or transfer of shares without certificates, upon the request of any stockholder, the Corporation shall send the stockholder a written statement of the information required by the Delaware General Corporation Law to be on physical share certificates of the Corporation.

(b)    If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by applicable law, any other signature on the certificate may be a facsimile.

(c)    In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

(d)    Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

(e)    All certificates surrendered to the Corporation shall be cancelled (other than treasury shares) with the date of cancellation and shall be retained by the Chief Financial Officer, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as such officer shall designate.

5.2    Record Ownership.
A record of the name of the person, firm or corporation and address of each holder of shares, the number of shares held by such holder and the date of issue thereof shall be made on the Corporation’s books (such record, the “Stock Ledger”). The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as required by applicable law.

5.3    Transfer of Record Ownership.
Transfers of stock shall be recorded on the Stock Ledger, and in the case of certificated shares of stock, only by direction of the person named in the certificate or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered owner or such person’s attorney, lawfully constituted in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

5.4    Lost, Stolen or Destroyed Certificates.
The Corporation may issue (a) new certificates representing shares of the stock of the Corporation or (b) uncertificated shares in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board from time to time may authorize in accordance with applicable law.

5.5    Transfer Agent; Registrar; Rules Respecting Certificates.
The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates in accordance with applicable law.

5.6    Fixing Record Date for Determination of Stockholders of Record.
(a)    The Board may fix, in advance, a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty days nor less than ten days before the date of a meeting of the stockholders. If no record date is fixed by the Board, the record date for determining the stockholders entitled to notice of or to vote at a stockholders’ meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)    The Board may fix, in advance, a date as the record date for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of the stockholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty calendar days prior to such action. If no record date is fixed by the Board, the record date for determining the stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

6.    SECURITIES HELD BY THE CORPORATION.

6.1    Voting.
Unless the Board shall otherwise order, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board from time to time may confer like powers upon any other person or persons.

6.2    General Authorization to Transfer Securities Held by the Corporation.
(a)    Any of the following officers, to wit: the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, any Assistant Controller, any Assistant Treasurer, and each of them, hereby is authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

(b)    Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with Section 6.2(a), a certificate of the Secretary or any Assistant Secretary in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that (i) the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and (ii) with respect to such securities, the authority of these provisions of these By-laws and of such officers is still in full force and effect.

7.    DEPOSITARIES AND SIGNATORIES.
7.1    Depositaries.
The Chief Executive Officer, the President, the Chief Financial Officer and the Treasurer are each authorized to designate depositaries for the funds of the Corporation deposited in its name or that of a Division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositaries and signatories, with the same force and effect as if each such depositary and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each depositary designated by the Board or by the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation or of a Division of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of the Division or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.

7.2    Signatories.
Unless otherwise designated by the Board or by the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer, all notes, drafts, checks, acceptances, orders for the payment of money and all other negotiable instruments obligating the Corporation for the payment of money shall be (a) signed by the Treasurer or any Assistant Treasurer and (b) countersigned by the Controller or any Assistant Controller, or (c) either signed or countersigned by the Chief Executive Officer, the President or any Vice President in lieu of either the officers designated in Clause (a) or the officers designated in Clause (b) of this Section 7.2.

8.    SEAL.
The seal of the Corporation shall be in such form and shall have such content as the Board shall from time to time determine.

9.    FISCAL YEAR.
The fiscal year of the Corporation shall end on December 31 in each year or on such other date as the Board shall determine.

10.    TIMING OF, WAIVER OF AND DISPENSING WITH NOTICE.
(a)    Whenever the deadline for the giving of any notice in accordance with these By-laws shall fall on a Saturday, Sunday or any other day that is not a business day in Hartford, Connecticut, such notice shall be deemed to have been timely given if delivered by the close of business on the following business day.

(b)    Whenever any notice of the time, place or purpose of any meeting of the stockholders is required to be given by applicable law, the Certificate of Incorporation or these By-laws, a written waiver of notice, signed by a stockholder entitled to notice of a stockholders’ meeting, whether by telegraph, cable or other form of recorded communication, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Attendance of a stockholder in person or by proxy at a stockholders’ meeting shall constitute a waiver of notice to such stockholder of such meeting, except when the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(c)    Whenever any notice of the time or place of any meeting of the Board or Committee of the Board is required to be given by applicable law, the Certificate of Incorporation or these By-laws, a written waiver of notice signed by a Director, whether by telegraph, cable or other form of recorded communication, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Attendance of a Director at a meeting in person (or by conference telephone or similar communications equipment) shall constitute a waiver of notice to such Director of such meeting.

(d)    No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

11.    AMENDMENT OF BY-LAWS.
These By-laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board. These By-laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the stockholders at any regular or special meeting of the stockholders at which a quorum is present, if such supplement, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors.

12.    OFFICES AND AGENT.
(a)    Registered Office and Agent. The registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent is The Corporation Trust Company. Such registered agent has a business office identical with such registered office.

(b)    Other Offices. The Corporation may also have offices at other places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

13.    FORUM FOR ADJUDICATION OF DISPUTES.
13.1    Forum.
Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act) to bring: (a) any derivative action or proceeding purportedly brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or these By-laws (in each case, as they may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the state of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case, the Superior Court of the state of Delaware).

13.2    Personal Jurisdiction.
If any action the subject matter of which is within the scope of Section 13.1 of these By-laws is filed in a court other than the Court of Chancery in the State of Delaware (or, if the Court of Chancery in the State of Delaware lacks jurisdiction, the federal district court for the District of Delaware, unless said court lacks subject matter jurisdiction, in which case, the Superior Court of the State of Delaware) (a “Foreign Action”) in the name of any stockholders (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act), such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 13.1 of these By-laws, and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

13.3    Enforceability.
Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 13. If any provision of this Article 13 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article 13 (including, without limitation, each portion of any sentence of this Article 13 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.